Exhibit 10.22

[Form of Post-IPO Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PARATEK PHARMACEUTICALS, INC.

POST-IPO NOTE

$	[February 27] [March 22] [October __], 2012

FOR VALUE RECEIVED, the undersigned, PARATEK PHARMACEUTICALS, INC., a corporation duly formed under the laws of the State of Delaware (the “Issuer”), hereby unconditionally promises to pay to the order of                                         , or its registered assigns (the “Holder”), in lawful money of the United States of America and in immediately available funds, the amounts as and when provided for below. Each amount of principal advanced to or for the account of the Issuer under this Note at the First Closing, the Second Closing or the Third Closing (as the case may be), as set forth in the Register, is a “Principal Advance” and such amounts in the aggregate, the “Principal Amount”.

This Note (this “Note”) is one of a series of notes (collectively, the “Notes”) issued pursuant to Section 2.12 of that certain Note and Stock Purchase Agreement, dated as of October __, 2012, between the Issuer and the holders party thereto (as amended from time to time, the “October Purchase Agreement”) and is entitled to the benefits of the October Purchase Agreement. By acceptance of this Note, the Holder and the Issuer each hereby agree that each of the Notes shall rank equally and ratably without priority over one another, and the Issuer covenants and agrees that none of the Notes shall be paid, in whole or in part, unless a reasonably equivalent, pro rata payment is made with respect to all other Notes so as to maintain as near as possible the amount owing under the Notes pro rata according to the respective balances owed as of the date immediately prior to such payment. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meanings given to such terms in the October Purchase Agreement, unless the context requires that such term have the meaning given to such term in the Original Purchase Agreement.

1. Repurchase Upon Reorganization. In the event that a Reorganization (as such term is defined in the Restated Certificate of Incorporate in effect on the Third Closing Date) occurs, then the Notes shall become due and payable and the Issuer shall, as a condition to the effectiveness of such Reorganization, repurchase this Note for a repurchase price equal to the sum of (a) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, plus (b) simple interest on the Principal Amount outstanding under this Note from the date a Principal Advance was advanced to the date of repurchase at the rate of ten percent (10%) per annum. The Issuer shall not consummate a Reorganization unless, as a condition thereto, the Notes are repurchased pursuant to this Section 1 at the closing of such Reorganization.

2. Repurchase Upon Regulatory Approval. Upon Regulatory Approval of a Company Product for any indication, the Issuer shall repurchase this Note for a repurchase price equal to an amount equal to the sum of (a) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, plus (b) simple interest on the Principal Advances outstanding under this Note from the date such Principal Advances were advanced to the date of repurchase at the rate of ten percent (10%) per annum; provided that such repurchase would be permitted if the payment of the repurchase price were a redemption under Section 160(a)(1) of the Delaware General Corporation Law.

3. Repurchase Following Liquidity Event(s). In the event that, following an IPO, one or more Liquidity Events occur prior to a Reorganization or Regulatory Approval of a Company Product, the Issuer may repurchase this Note for a repurchase price equal to an amount equal to the sum of (a) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, plus (b) simple interest on the Principal Advances outstanding under this Note from the date such Principal Advances were advanced to the date of repurchase at the rate of ten percent (10%) per annum; provided that, in each such case, (i) such repurchase would be permitted if the payment of the repurchase price were a redemption under Section 160(b) of the Delaware General Corporation Law, (ii) such repurchase is permitted under the Issuer’s then existing loan or debt instruments and documentation and (iii) the Issuer’s Board of Directors shall have reasonably determined in good faith that (A) no IPO Proceeds will be used to effect such repurchase and (B) the Issuer has Sufficient Cash to effect such repurchase; provided that in the event that the Issuer’s Board of Directors shall have determined that Sufficient Cash exists to effect a repurchase of some, but not all, of the outstanding Notes, then the partial repurchase of Notes shall be allocated among all of the Notes, so as to maintain as near as possible the amount owing under the Notes pro rata according to the respective balances owed as of the date immediately prior to such payment, and shall be applied (x) first, to the payment of fees and charges under this Note, (y) second, to the respective unpaid amounts of accrued interest thereunder at the time such partial repurchase is made and (z) third, to the respective unpaid portion of two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note outstanding thereunder at the time such partial repurchase is made. In the event of a partial repurchase of Notes under this Section 3, the balance of the unpaid two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, together with simple interest on such Principal Amount remaining outstanding under this Note from the date such Principal Advances were advanced to the date of repurchase, shall be paid at such time, or times, as the Issuer’s Board of Directors determine that Sufficient Cash exists to effect such additional repurchase or repurchases, and such payment(s) shall be applied first to the payment of fees and charges under this Note, second to accrued and unpaid interest and third to the respective unpaid portion of two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note outstanding.

4. Treatment for Tax Purposes. The Issuer and the Holder agree that this Note shall be treated as equity (and not as debt) for tax purposes.

5. Event of Default. Notwithstanding anything in this Note to the contrary, in case an Event of Default shall occur, payment of this Note shall be automatically accelerated unless (for any Event of Default other than an Event of Default under Sections 6.1 of the October Purchase Agreement) waived by the holders of the requisite amount of Notes (as set forth in the October Purchase Agreement) and the entire unpaid repurchase price of this Note, and all accrued and unpaid interest thereon (i.e. (a) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note, plus (b) simple interest on the Principal Advances outstanding under this Note from the date such Principal Advances were advanced to the date of repurchase at the rate of ten percent (10%) per annum), shall become immediately due and payable in full, and, subject to the provisions of the October Purchase Agreement, the holder shall have all rights and remedies of a creditor of the Issuer under applicable law.

6. Payments. Payment of the repurchase price of, and principal and interest on, this Note shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, by wire transfer in immediately available funds to such account as the Holder shall from time to time have designated to the Issuer in writing, or, if requested by the Holder, by certified or back cashier’s check payable to the Holder, mailed to the Holder at its address of record in the Issuer’s record of Note Holders, or such other address as shall be designated in writing by the Holder to the Issuer

7. No Prepayments. The issuer shall have no right to prepay this Note other than as stated in Section 3 hereof in connection with one or more Liquidity Events.

8. Application of Payments. Any and all payments made by the Issuer in respect of this Note shall be applied first to payment of the fees and charges due under this Note, second to payment of accrued and unpaid interest and third to payment of the applicable repurchase price (i.e., two hundred and fifty percent (250%) of the outstanding Principal Amount of this Note.

9. Calculations. All calculations and applications of amounts due on any date, whether by acceleration or otherwise, shall be made by the Issuer, and the Holder agrees that all such calculations and applications shall be conclusive and binding absent manifest error.

10. Optional Conversion Following IPO.

(a) Optional Conversion. Commencing on the date of closing of the Company’s IPO and unless and until the Holder has received payment in full of the applicable repurchase price pursuant to Section 1, 2, 3 or 5, as the case may (such period being the “Optional Conversion Period”), the Holder may elect to convert all, or any portion of, the outstanding Principal Amount of this Note plus accrued and unpaid interest on the Principal Amount outstanding under this Note from the date a Principal Advance was advanced to the Optional Conversion Date (as defined below) at the rate of ten percent (10%) per annum into fully paid and non-assessable shares of the Company’s Common Stock. Upon such optional conversion of this Note (or portion thereof), subject to the provisions of Section 9(b) hereof, the holder of this Note shall be entitled to receive a number of shares of Common Stock determined by dividing (A) an amount equal to the sum of (1) one and one-half (1.5x) times the Principal Amount of this Note that the Holder is electing to convert, plus (2) the accrued and unpaid interest on such Principal Amount (or portion thereof) being converting from the date a Principal

Advance was advanced to the Optional Conversion Date (the “Post IPO Note Balance”), by (B) an amount equal to 115% of the offering price to public of the shares of Common Stock issued by the Company in its IPO, as equitably adjusted for any stock splits, stock dividends, combinations and the like occurring after the IPO) (the “Optional Conversion Price”).

(b) Fractional Shares. No fractional shares of Common Stock of the Company shall be issued upon optional conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Optional Conversion Price.

(c) Mechanics of Optional Conversion to Common Stock.

(i) During the Optional Conversion Period, the Holder may exercise the option to convert the Post-IPO Note Balance into fully paid and non-assessable shares of Common Stock by delivering a written notice (an “Optional Conversion Notice”) to the Company to the effect that the Holder elects to convert the Post-IPO Note Balance into shares of Common Stock pursuant to Section 9(a) hereof and, upon the Company’s receipt of the Optional Conversion Notice (the “Optional Conversion Date”) this Note (or such designated portion) shall be deemed to be irrevocably converted without any further action by the Holder and whether or not this Note is surrendered to the Company or the transfer agent for this Note; provided that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which this Note (or such designated portion) is converted unless this Note is delivered to the Company, or the Holder notifies the Company that the Note has been lost, stolen, or destroyed and executes and delivers an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

(ii) Together with the Optional Conversion Notice or as promptly as practicable thereafter, the Holder shall surrender this Note to the Company, together with a written notice by the Holder stating such Holder’s name or the names of his or its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (and any replacement Note if less than the full Note was converted). If required by the Company, the Note surrendered shall be marked cancelled. The Company shall, as soon as practicable after such surrender, issue and deliver to such Holder, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled (and any replacement Note if less than the full Note was converted), together with cash in lieu of any fractional share.

(iii) For the purpose of effecting the conversion of this Note as provided in Section 10(a), the Company shall authorize a sufficient number of shares of Common Stock to effect the conversion of the Post IPO Note Balance, as determined by the Company’s Board of Directors in good faith.

(iv) On the Optional Conversion Date, this Note (or portion thereof that has been converted, if not converted in full) shall no longer be deemed to be outstanding and, with respect to a conversion of this entire Note, all rights with respect to this Note shall immediately cease and terminate on the Optional Conversion Date, except only the right of the holder to receive the shares of Common Stock to which it is entitled as a result of the conversion on the Optional Conversion Date (and any replacement Note if less than the full Post IPO Note Balance was converted).

(v) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of this Note pursuant to Section 9(a). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the registered holder of this Note, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

11. Waivers. The Issuer hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note.

12. Enforcement and Collection. In case any repurchase price of or interest on this Note, or any other obligation or amount owing under this Note, is not paid when due, or any other Event of Default shall occur, the Issuer shall be liable for, and agrees to pay, in addition to such repurchase price, interest and other amounts owing hereunder, all costs of enforcement and collection of this Note incurred by the Holder, including, without limitation, reasonable attorney’s fees, disbursements and court costs. In addition, if an Event of Default shall occur, the Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Holder in obtaining advice as to its rights and remedies in connection with such default.

13. Amendments; Waivers. Except where the consent of the Required Holders is expressly provided to be sufficient in the October Purchase Agreement, no amendment, modification or waiver of any provision of this Note or consent to any departure by the Issuer therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by, as specified in the October Purchase Agreement, Holders of Notes representing at least eighty-five percent (85%) of the aggregate Principal Amount of Notes then outstanding; provided that in the event that any such amendment, modification or waiver is adverse to the interests of one or more Holders of the Notes so as to affect such Holders adversely and in a manner that the interests of all others Holders is not likewise affected, the written agreement of each such adversely affected Holder shall be required. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

14. Liability Unconditional. The liability of the Issuer hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Holder, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

15. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telecopy, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Issuer at Paratek Pharmaceuticals, Inc., 75 Kneeland Street, Boston, MA 02111, Attention: President, with a required copy to Mintz Levin, One Financial Center, Boston, MA 02111, Attn: Lewis Geffen, and to Holder at its address set forth in the Company’s record books or at such other address(es) as the Issuer or Holder may designate by ten (10) days advance written notice to the other parties hereto.

16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision of this Note.

17. Ranking. This Note shall rank pari passu with all other debt and liabilities of the Issuer.

18. Jurisdiction. EACH OF THE ISSUER AND THE HOLDER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE FEDERAL COURTS FOR THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE ISSUER AND THE HOLDER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE HOLDER AT ITS ADDRESS SET FORTH ABOVE, AND TO THE ISSUER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE HOLDER’S RECORDS AS THE ADDRESS OF THE ISSUER.

19. Waiver of Jury Trial. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE HOLDER AND THE ISSUER WAIVES TRIAL BY JURY, AND THE ISSUER ALSO WAIVES (I) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered.

PARATEK PHARMACEUTICALS, INC.

By:
Name:	Dennis P. Molnar
Title:	President and CEO

Address for Notices:

75 Kneeland Street
Boston, MA 02111
Tel:	(617) 275-0400
Fax:	(617) 275-0039
Attn:	President